EXHIBIT 10.2

WAITR HOLDINGS INC.

2018 OMNIBUS INCENTIVE PLAN

STOCK OPTION AWARD AGREEMENT

THIS STOCK OPTION AWARD AGREEMENT (the “Agreement”) is made and entered into effective January 3, 2020 (the “Grant Date”), by and between Waitr Holdings Inc., a Delaware corporation (the “Company”), and Carl A. Grimstad (the “Option Holder”).

RECITALS

WHEREAS, the Company is party to that certain Employment Agreement, dated as of January 3, 2020, by and among the Company and the Option Holder (the “Employment Agreement”); and

WHEREAS, in connection with the Employment Agreement, the Company desires to grant to the Option Holder an option to purchase that number of Shares of Common Stock as set forth in Section 2 below, pursuant to Section 7 of the Waitr Holdings Inc. 2018 Omnibus Incentive Plan (as amended, the “Plan”).

NOW, THEREFORE, in consideration of the premises and the mutual covenants set forth in this Agreement and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree as follows:

AGREEMENT

1. Definitions. Any capitalized term used in this Agreement that is not defined in this Agreement will have the same meaning given to it in the Plan or the meaning set forth in the Employment Agreement if so referenced the first time such defined term is used herein.

2. Grant. Subject to the terms and conditions of the Plan, and the additional terms and conditions set forth in this Agreement, the Company hereby grants to the Option Holder an option (the “Option”) to purchase 9,572,397 shares (“Shares” or “Option Shares”) of Company common stock (“Common Stock”). The Option is not intended to be an incentive stock option under Section 422 of the Code.

3. Exercise Price. The Exercise Price per Share subject to the Option shall be equal to $0.37.

4. Term of Option. The Option may, subject to the vesting and termination provisions of Section 5 and 6 below, be exercised only during the period commencing on the Grant Date and continuing until the close of business on the fifth anniversary of the Grant Date (the “Option Period”). At the end of the Option Period, the Option shall terminate, unless sooner terminated pursuant to Section 6 below.

5. Vesting. The Option Holder’s right to purchase Shares of Common Stock underlying the Option shall be exercisable only to the extent that the Option has vested. Subject to Section 8 below, the Option shall vest and become exercisable as follows:

(a) General. (i) One-half (1/2) of the Option shall vest and become exercisable on the first anniversary of the Grant Date and (ii) one-half (1/2) of the Option shall vest and become exercisable on the second anniversary of the Grant Date; provided, that, in each case, the Employment Agreement has not been previously terminated.

(b) Corporate Change. Notwithstanding Section 5(a) above, the Option shall fully vest and become exercisable upon the consummation of a Corporate Change (as defined in the Employment Agreement) and remain exercisable until the expiration of the Option Period; provided, that the Employment Agreement has not been terminated prior to the date of such Corporate Change.

(c) Certain Terminations. Notwithstanding Section 5(a) above, the Option shall fully vest and become exercisable upon the date of termination of the Employment Agreement by the Option Holder for Good Reason (as defined in the Employment Agreement) or by the Company for other than Misconduct (as defined in the Employment Agreement) and remain exercisable until the expiration of the Option Period.

6. Termination of Service.

(a) In the event that the Employment Agreement is terminated by the Option Holder other than for Good Reason or by the Company for Misconduct, the portion of the Option, if any, that has not previously vested in accordance with Section 5 will be forfeited and shall expire at the close of business on the date of such termination.

(b) In the event that the Employment Agreement is terminated by the Option Holder other than for Good Reason or by the Company for Misconduct, the vested portion of the Option shall remain exercisable until the expiration of the Option Period.

7. Exercise of Option. In order to exercise the Option, the Option Holder shall submit to the Secretary of the Company an instrument in writing specifying the number of Shares of Common Stock in respect of which the Option is being exercised and delivery of the exercise price paid therewith or submit a net issuance election notice with appropriate calculations, and such submission date shall be deemed the date of exercise. Subject to Section 8 below, the Option may be exercised, in whole or in part, by means of “net exercise” whereby the number of Shares otherwise issuable to the Option Holder upon exercise shall be reduced by a number of Shares having a Fair Market Value equal to the aggregate Exercise Price. Shares shall then be issued by the Company and a Share certificate delivered to the Option Holder (or, if the Shares are not certificated, the Option Holder’s name as record owner of the Shares shall be reflected in the books and records of the Company); provided, however, that the Company shall not be obligated to issue any Shares hereunder if the issuance of such Shares would violate the provisions of any applicable law or the rules of any stock exchange or market on which the Common Stock is listed or quoted. A net issuance exercise by the Option Holder shall be computed using the following formula:

X =	Y(A - B)
A

where

X = the number of Shares to be issued to the Option Holder;

Y = the number of Shares covered by this Option that the Option Holder is surrendering at such time for net issuance exercise (including both Shares to be issued to the Option Holder and Shares to be canceled as payment therefor);

A = the Fair Market Value of one Share as of the trading day prior to the date of exercise; and

B = the Exercise Price.

8. Restrictions on Exercise. Notwithstanding anything herein to the contrary, the Option shall not be exercisable unless the stockholders of the Company shall have approved an amendment to the Plan to increase the number of Shares of Common Stock available for Awards pursuant to Section 4(a) of the Plan by an amount equal to at least the number of Shares of Common Stock underlying the Option (the “Increase”); provided, that if, on any date on which the Option Holder wishes to exercise a portion of the Option which has vested (an “Exercise Date”), the stockholders of the Company shall not have approved the Increase, the Company shall pay to the Option Holder an amount in cash equal to (A) the number of Shares for which the Option has vested and for which the Option Holder wishes to exercise the Option (the “Exercised Shares”) multiplied by (B) the excess, if any, of (1) the volume weighted average price of the Common Stock as reported by the primary stock exchange or market on which the Common Stock is listed or quoted during the ten (10) trading day period ending on the trading day prior to such Exercise Date (or, if not so listed or quoted, the Fair Market Value of the Common Stock as determined in good faith by the Committee) over (2) the Exercise Price of the Option, which amount shall be paid to Option Holder no later than fifteen (15) days following the applicable Exercise Date, and upon any such payment, the number of Shares underlying the Option shall be reduced by the number of Exercised Shares.

9. Stockholder Rights. The Option Holder will not have any of the rights of a stockholder with respect to any Shares unless and until the Company has issued or transferred such Shares to the Option Holder upon the exercise of the Option.

10. Non-Transferable. The Option may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of, except by will or the laws of descent, unless approved in writing by the Company.

11. No Obligation to Exercise. Neither the Option Holder nor any permissible transferee is or will be obligated by the grant of the Option to exercise it.

12. References. References herein to rights and obligations of the Option Holder shall apply, where appropriate, to the Option Holder’s legal representative or guardian without regard to whether specific reference to such legal representative or guardian is contained in a particular provision of this Agreement or the Plan.

13. Plan. The Option Holder hereby acknowledges receipt of a copy of the Plan. Notwithstanding any other provision of this Agreement, the Option is granted pursuant to the Plan and is subject to the terms and conditions of the Plan, as the same may be amended from time to time; provided, however, that neither the Plan as currently in effect or any amendment to the Plan will deprive the Option Holder, without the Option Holder’s consent, of the Option or of the Option Holder’s rights under this Agreement. In the event that the terms of this Agreement conflict with the terms of the Plan or Section 3(d) of the Employment Agreement, the terms or provisions of this Agreement shall control.

14. No Employment Rights. No provision of this Agreement will give the Option Holder any right to continue in the employ of the Company or any of its Affiliates, create any inference as to the length of employment of the Option Holder, affect the right of the Company or its Affiliates to terminate the Employment Agreement for any reason.

15. Changes in Company’s Capital or Organizational Structure. The existence of the Option shall not affect in any way the right or authority of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company’s capital structure or its business, or any merger or consolidation of the Company, or any issue of preferred Shares ahead of or affecting the Shares or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other act or proceeding, whether of a similar character or otherwise. Equitable adjustments to this Option will be effected as provided in Section 5 of the Plan.

16. Entire Agreement. This Agreement, the Plan and the Employment Agreement, constitute the entire understanding of the parties with respect to the subject matter of this Agreement and supersede any prior written or oral expressions of intent or understanding with respect to such subject matter.

17. Waiver; Cumulative Rights. The failure or delay of either party to require performance by the other party of any provision of this Agreement will not affect its right to require performance of such provision unless and until such performance has been waived in writing. Each right under this Agreement is cumulative and may be exercised in part or in whole from time to time.

18. Notices. Any notices required or permitted under this Agreement must be in writing and may be delivered via email (if the email is transmitted prior to 5:00 p.m. Central Time, such notice shall be deemed to occur upon the date of transmission, and if such email is transmitted subsequent to 5:00 p.m. Central Time, it shall be deemed to have been delivered the following business day), personally, or by mail, postage prepaid, addressed to (a) the Company at the email address given on the signature page of the Employment Agreement or to Waitr Holdings Inc., 214 Jefferson Street, Suite 200, Lafayette, LA 70501, Attention: General Counsel (deemed delivered when placed in the mail) and (b) the Option Holder at the email address given on the signature page of the Employment Agreement or at the physical address provided in writing by the Option Holder to the Company.

19. Severability. If any provision of this Agreement or the application of any such provision to any party or circumstances shall be determined by any court of competent jurisdiction to be invalid and unenforceable to any extent, the remainder of this Agreement or the application of such provision to such person or circumstances other than those to which it is so determined to be invalid and unenforceable, shall not be affected thereby, and each provision hereof shall be validated and shall be enforced to the fullest extent permitted by law.

20. Governing Law; Construction. This Agreement and the Option will be governed by, and construed and enforced in accordance with, the laws of the State of Delaware without regard to conflicts of law principles. If any dispute should arise between the Option Holder and Company under this Agreement, all claims, disputes, controversies, differences or other matters in question arising out of this Agreement shall be resolved by binding arbitration in New York, New York, in accordance with the rules for expedited, documents only proceedings of the American Arbitration Association. Common nouns and pronouns shall be deemed to refer to the masculine, feminine, neuter, singular and plural, as context requires.

21. Withholding. The Company shall have the right to withhold from any amount payable hereunder any Federal, state, and local taxes in order for the Company to satisfy any withholding tax obligation it may have under any applicable law or regulation. The Option Holder shall satisfy such tax withholding obligation in accordance with Section 15 of the Plan.

22. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

23. No Guarantee of Future Awards. This Agreement does not guarantee the Option Holder the right to or expectation of future Awards under the Plan or any future incentive plan adopted by the Company.

[signature page follows]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date and year first set forth above.

WAITR HOLDINGS INC.:		OPTION HOLDER:

By:	/s/ Chris Meaux	By:	/s/ Carl A. Grimstad
Name:	Chris Meaux		Carl A. Grimstad
Title:	Chairman of the Board